As filed with the Securities and Exchange Commission on October 21, 1999
                   Registration Statement No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                             LOWE'S COMPANIES, INC.
             (Exact name of Registrant as specified in its Charter)

           North Carolina                             56-0578072
   (State or other jurisdiction of       (I.R.S. Employer Identification Number)
     incorporation or organization)

                             1605 Curtis Bridge Road
                        Wilkesboro, North Carolina 28697
           (Address of principal executive office, including zip code)

                             LOWE'S COMPANIES, INC.
                          DIRECTORS' STOCK OPTION PLAN
                            (Full title of the Plan)
                              --------------------

                               Stephen A. Hellrung
              Senior Vice President, General Counsel and Secretary
                             Lowe's Companies, Inc.
                             1605 Curtis Bridge Road
                        Wilkesboro, North Carolina 28697
                                 (336) 658-5445
 (Name, address and telephone number including, area code, of agent for service)

                                 With copies to:
                              Lathan M. Ewers, Jr.
                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                          Richmond, Virginia 23219-4074
                                 (804) 788-8269

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                    Proposed maximum    Proposed maximum
     Title of securities         Amount to be        offering price         aggregate           Amount of
      to be registered            registered           per share         offering price      registration fee
================================================================================================================
Common Stock, $.50 par value   250,000 shares(1)      $48.4375 (2)       $12,109,375(2)           $3367

Preferred Share Purchase        250,000 rights            N/A                 N/A                  N/A
Rights(3)
================================================================================================================

     (1) This Registration Statement covers the maximum number of shares of common stock of the Registrant which may be issued in connection with the transactions described herein.
     (2) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(h)(1) on the basis of $48.4375 per share, which was the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on October 18, 1999.
     (3) The Rights to purchase Participating Cumulative Preferred Stock, Series A, will be attached to and will trade with shares of the Common Stock of the Company.
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with the Commission.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Lowe's Companies, Inc. (the "Company") with the Commission (file No. 1-7083) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 1999; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended April 30, 1999 and July 30, 1999; and (iii) the description of the Company's Common Stock (the "Common Stock") contained in the Company's registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and prior to the filing of a post-effective amendment that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IV of the Company's Bylaws provides that the Company will indemnify any person as an officer or director of the Company or as an officer, director, trustee or partner of another corporation, trust, partnership or employee benefit plan at the request of the Company, against any liability incurred in connection with any proceeding arising out of such service. To the extent that such person is successful on the merits or otherwise in defense of any such proceeding, the Company will indemnify him against expenses actually and reasonably incurred in such defense. No indemnification is available if, at the time of the activities which are the subject of the proceeding, such person knew or believed that such activities were clearly in conflict with the best interests of the

Company. Further, Section 55-8-51 of the North Carolina Business Corporation Act provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which such director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which is adjudged liable on the basis that personal benefit was improperly received by him.

         The Company maintains an insurance policy for the benefit of directors and officers insuring them against claims that are made against them by reason of any wrongful act (as defined) committed in their capacity as directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.

4.1 Rights Agreement dated September 8, 1998, between the Company and Wachovia Bank, N.A., as Rights Agent (Incorporated herein by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K dated September 9, 1998).

4.2      Lowe's Companies, Inc. Directors' Stock Option Plan (filed herewith).

5 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5).

23.2     Consent of Deloitte & Touche LLP (filed herewith).

24 Power of Attorney for Officers and Directors (included on page II-5 of the Statement).


ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to
                           the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes Stephen A. Hellrung, Senior Vice President, General Counsel and Secretary of Lowe's Companies, Inc., and Lathan M. Ewers, Jr., of Hunton & Williams, to sign in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement and appoints such persons, to sign on his behalf individually and in each capacity stated below and to file all amendments and post-effective amendments to the Registration Statement and Lowe's Companies, Inc. hereby confers like authority to sign and file on its behalf.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the North Wilkesboro, North Carolina, on this 22nd day of October, 1999.


                              LOWE'S COMPANIES, INC.
                                   (Registrant)


                              By /s/ Robert L. Tillman
                                 --------------------------------------------
                                  Robert L. Tillman, Chairman of the Board of
                                  Directors, President, Chief Executive
                                  Officer and Director



         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 22nd day of October, 1999.


Signature                                                          Title
---------                                                          -----
/s/ Robert L. Tillman                                              Chairman of the Board of Directors, President, Chief
--------------------------                                         Executive Officer and
     Robert L. Tillman                                             Director (Principal Executive Officer)


/s/ Thomas E. Whiddon                                              Executive Vice President and Chief Financial Officer
--------------------------                                         (Principal Financial Officer)
     Thomas E. Whiddon


/s/ Kenneth W. Black, Jr.                                          Vice President and Corporate Controller (Principal
--------------------------                                         Accounting Officer)
     Kenneth W. Black, Jr.

                                       5

                                                                   Director
/s/ Leonard L. Berry
--------------------------
     Leonard L. Berry, Ph.D.

                                                                   Director
/s/ Peter C. Browning
--------------------------
     Peter C. Browning

                                                                   Director
/s/ Carol A. Farmer
--------------------------
     Carol A. Farmer

                                                                   Director
/s/ Paul Fulton
--------------------------
     Paul Fulton

                                                                   Director
/s/ James F. Halpin
--------------------------
     James F. Halpin

                                                                   Director
/s/ Richard K. Lochridge
--------------------------
     Richard K. Lochridge

                                                                   Director
/s/ Claudine B. Malone
--------------------------
     Claudine B. Malone

                                                                   Director
/s/ Robert G. Schwartz
--------------------------
     Robert G. Schwartz

                                                                   Director
/s/ Robert L. Strickland
--------------------------
     Robert L. Strickland

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                              --------------------





                                    EXHIBITS

                                   FILED WITH

                             REGISTRATION STATEMENT

                                       ON

                                    FORM S-8

                                      UNDER

                           THE SECURITIES ACT OF 1933


                              --------------------






                             LOWE'S COMPANIES, INC.
                          DIRECTORS' STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

--------------------------------------------------------------------------------

                                  EXHIBIT INDEX

                                                                                           Sequentially
             Exhibit No.                   Description                                     Numbered Page
             -----------                   -----------                                     -------------
                 4.1                       Rights Agreement dated September 8,
                                           1998, between the Company and
                                           Wachovia Bank & Trust Co., N.A., as
                                           Rights Agent (Incorporated herein by
                                           reference from Exhibit 4.1 of the
                                           Company's current report on Form 8-K
                                           dated September 9, 1998).


                 4.2                       Lowe's Companies, Inc. Directors' Stock
                                           Option Plan (filed herewith)


                 5.1                       Opinion of Hunton & Williams as to
                                           the legality of the securities being
                                           registered (filed herewith).


                23.1                       Consent of Hunton & Williams
                                           (included in the opinion filed as
                                           Exhibit 5.1).


                23.2                       Consent of Deloitte & Touche LLP (filed
                                           herewith).


                24.1                       Power of Attorney for Officers and Directors
                                           (included on page 5 of the Registration
                                           Statement).